EXHIBIT 10.8

                           AMENDMENT NO. 1 AND CONSENT

                  This Amendment No. 1 and Consent, dated as of May 28, 2002 (this "Consent"), to Amended and Restated Master Lease Agreement, dated as of March 8, 2002 (as it may hereafter be further amended, restated or otherwise modified, the "Master Lease Agreement") is entered into by and among SAVVIS Communications Corporation, a Missouri corporation, as Lessee ("Lessee"); the other lessors signatory thereto from time to time and General Electric Capital Corporation, as Lessor, and as Agent for Lessors (in such capacity "Agent").

                                    RECITALS

         A. Lessee has notified Agent and Lessors that Lessee wishes to lease approximately 156,000 square feet from Duke Realty Limited Partnership ("Duke") in a building at #1 Brooks Center Drive, St. Louis, Missouri 63141 in substantially the form annexed hereto as Annex A (the "Duke Lease"), and in connection therewith to execute that certain $2,000,000 Promissory Note in substantially the form annexed hereto as Annex B (the "Duke Note") in favor of Duke, and as collateral for the payment of the Duke Note to enter into that certain Missouri Leasehold Deed of Trust, Security Agreement and Fixture Filing in substantially the form annexed hereto as Annex C (the "Duke Deed of Trust") in favor of Duke (collectively, the execution of the Duke Note, the Duke Deed of Trust, the Duke Lease and the letter of credit and related documents referred to in recital B below are hereinafter referred to as the "Duke Transaction");

         B. Lessee has requested that Agent and Lessors consent to the Duke Transaction including issuance of a $3,000,000 letter of credit as a security deposit for the Duke Lease, and Agent and Lessors are willing to do so pursuant to the terms and conditions set forth in this Consent;

         C. This Consent shall constitute a Credit Document and these Recitals shall be construed as part of this Consent.


                  NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and of the extensions of credit heretofore, now or hereafter made to, or for the benefit of, Lessee by Lessors, Lessee, Agent and Lessors hereby agree as follows:

                  1. Definitions. Except to the extent otherwise specified herein, capitalized terms used in this Consent shall have the same meanings ascribed to them in the Master Lease Agreement and Annex A thereto.


                  2. Consents and Other Agreements. Subject to satisfaction of the conditions set forth in Section 3 hereof, Agent and Lessors hereby consent to the consummation of the Duke Transaction upon the terms and conditions set forth in the Duke Transaction Documents (as defined in Section 4.1 hereof), notwithstanding the provisions of Section 6.3 to the Master Lease Agreement limiting the incurring of any Indebtedness, the provisions of Section 6.7 to the Master Lease Agreement limiting creation of any Lien on any of its properties or assets, and the



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provisions of Section 5.12 of the Master Lease Agreement requiring ten (10) days prior notice to Agent of the acquisition of certain assets, including real estate interests; provided, however, that the foregoing consent is subject to continued satisfaction of the following terms: (a) Lessee may obtain a letter of credit from Bank of America in a face amount not in excess of $3,000,000 for the benefit of Duke in its capacity as landlord under the Duke Lease providing Duke the contingent right to draw funds representing the security deposit for the Duke Lease (and for no other purpose) provided that (i) the collateral for the reimbursement obligations in respect of such letter of credit shall be comprised exclusively of cash and/or U.S. Treasury bonds having a duration not in excess of 90 days or certificates of deposit maturing no more than one year from the date of creation thereof issued by Bank of America or another institution acceptable to Agent, such letter of credit and related collateral arrangements to be in form and substance satisfactory to Agent, and (ii) the rights of Lessee in respect of its letter of credit arrangements shall be deemed modified as of the date of this Consent as provided in Section 4.6 hereof; (b) if and when requested by Agent, Lessee shall comply with the provisions of Section 5.12 of the Master Lease Agreement which require each Credit Party, if requested by Agent, to take all necessary action to have such assets become additional Collateral; provided, that this clause (b) shall not be deemed to require delivery of a leasehold mortgage in favor of Agent in respect of the building covered by the Duke Lease; and (c) Lessee shall not make any current cash payments of accrued interest pursuant to the Duke Note, but rather Lessee shall elect to accrue such deferred interest pursuant to the terms of Section 1(a) of the Duke Note.

                  3. Conditions Precedent to Effectiveness. The effectiveness of the consents set forth in Section 2 hereof are subject to the satisfaction of each of the following conditions precedent:

                  3.1. Consent. This Consent shall have been duly executed and delivered by Lessee, each other Credit Party, Agent and Lessors.

                  3.2. No Default. After giving effect to this Consent, no Default or Event of Default shall have occurred and be continuing or would result from the consummation of any of the transactions contemplated hereby, and execution and delivery hereof by Lessee shall be deemed to constitute Lessee's representation and warranty to Agent of the accuracy of the foregoing.

                  3.3. Purchase Option Agreement; Landlord Waiver. Agent shall have received duly executed documentation reflecting (a) a satisfactory purchase option in favor of Agent from Duke which option shall be in form and substance satisfactory to Agent and (b) a landlord agreement waiving the landlord's lien under the Duke Lease, which landlord agreement shall be in form and substance satisfactory to Agent.

                  3.4. Duke Transaction Documents. Agent shall have received copies of all documents necessary or desirable to complete the Duke Transaction (but excluding any immaterial certificates or corporate authorization documents), which documents shall be in form and substance satisfactory to Agent and shall have been certified as true and correct copies of the Duke Transaction Documents by an appropriate officer of Lessee.


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


                  3.5. Secretary's Certificate. Agent shall have received a certificate of the secretary or assistant secretary of Lessee and each other Credit Party certifying as to the signature and incumbency of each Person executing this Consent, and any other agreement, document and instrument executed in connection herewith.

                  3.6. Miscellaneous. Agent and Lessors shall have received such other agreements, instruments and documents as Agent or Lessors may reasonably request.

                  4. Amendments to Master Lease Agreement. Effective as of the date of execution and delivery of this Consent, the Master Lease Agreement is hereby amended as set forth in this Section 4.

                  4.1. A new section 3.28 is added to the Master Lease Agreement to read as follows:

                       "3.28 Duke Transaction.

                       (a) Lessee has heretofore delivered to Agent true, correct and complete copies of (either executed or final forms prepared for execution, as appropriate) of each of the Duke Note, Duke Deed of Trust and Duke Lease, together with all other agreements, instruments and documents executed and delivered in connection therewith, all exhibits, annexes and schedules thereto, and all amendments, modifications and supplements thereto (collectively, the "Duke Transaction Documents"). Concurrently with the closing date under the Duke Transaction (the "Duke Closing Date"), the transactions contemplated by the Duke Transaction Documents to be consummated on the Duke Closing Date shall have been consummated pursuant to and in accordance with the terms of the Duke Transaction Documents.

                       (b) The Duke Transaction Documents set forth the entire agreement among the parties thereto with respect to the subject matter thereof. No party to the Duke Transaction Documents has waived the fulfillment of any condition precedent set forth therein to the consummation of the transactions contemplated therein, no party has failed to perform any of its obligations thereunder or under any instrument or document executed and delivered in connection therewith, and nothing has come to the attention of Lessee or any other Credit Party that would cause it to believe that any of the representations or warranties contained in the Duke Transaction Documents were false or misleading when made or when reaffirmed (to the extent so made or reaffirmed) on the Duke Closing Date.

                       (c) Each applicable Savvis Party has the corporate power and authority to execute, deliver and perform its obligations under each of the Duke Transaction Documents. Each of the execution and delivery by Lessee of each of the Duke Transaction Documents and the documents in favor of Agent granting a lien on the Hazelwood Data Center and leasehold interest therein and the performance of its obligations thereunder will be duly authorized prior to the Duke Closing Date by all requisite corporate and stockholder action and will not

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         violate any provision of applicable law, any order of any court or other agency of government, the Certificate of Incorporation or Bylaws of Lessee, or any provision of any indenture, agreement or other instrument to which Lessee or any Credit Party or their properties or assets is bound (other than the need for execution and delivery of the Consent and Amendment No. 1 dated on or about the Duke Closing Date), or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default, or result in the creation or imposition of any liens, claims, charges, restrictions, rights of others, security interests, prior assignments or other encumbrances in favor of any third Person upon any of the assets of Lessee or any of Credit Party."

                  4.2. In recognition of the grant by Lessee of a mortgage in favor of Agent on the Hazelwood Data Center and Lessee's leasehold interest relating thereto, references in the Master Lease Agreement and each other Credit Document excluding such assets and any related assets from the Collateral given to Agent or from compliance with requirements related to Collateral shall be deemed modified as appropriate to include reference to such assets, subject to no lien or encumbrance other than the lien granted under the Duke Deed of Trust.

                  4.3. Section 3.6 (Ownership of Property; Liens) is amended to add a new sentence at the conclusion thereof to read as follows:


                  "Upon recording of the leasehold deed of trust relating thereto, the lien on the Hazelwood Data Center in favor of Agent shall constitute a valid perfected lien subject to no other Liens other than Permitted Encumbrances and the lien granted pursuant to the Duke Deed of Trust, which prior lien granted under the Duke Deed of Trust may also attach to insurance and condemnation proceeds arising therefrom and subleases and revenues from subleases thereunder."

                  4.4. Section 6.23 (UK Subsidiary Pledge) is amended to change the reference to "thirty (30)" to read "one hundred twenty (120)."

                  4.5. A new Section 6.27 is added to read as follows:


                           "6.27 Duke Transaction. (a) Lessee shall not change, amend, permit the amendment of, waive or otherwise modify or suffer to modify any term of any of the documents evidencing the Duke Transaction, other than any immaterial amendment or modification thereof that could not be adverse to the rights of Lessee or the rights and remedies of Agent, and in any event, Lessee shall not change, amend, permit the amendment of, waive or otherwise modify or suffer to modify any term of any of the documents evidencing the Duke Transaction that would (i) increase the interest rate on any debt evidenced thereby, (ii) change the dates upon which payments of principal, interest or any other payment obligation are due other than to extend such dates, (iii) change any default or event of default other than to delete or make less restrictive any default provision therein or (iv) change or amend any other term if such change or amendment would increase the obligations of the Lessee thereunder or confer


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         additional rights on Duke or the holder of any debt evidenced thereby, or reduce any obligations of Duke thereunder in a manner adverse to Lessee, Agent or any Lessor. Notwithstanding any term contained in the Duke Note or any other Duke Transaction Document to the contrary, Lessee shall not prepay the Duke Note.

                           (b) Following the date, if any, on which Agent shall have purchased the Duke Note and the Duke Deed of Trust, Lessee shall not fail to tender or otherwise direct any amounts received by Lessee or any other Savvis Party pursuant to the terms of the Duke Note to the Agent, which such amounts shall be applied by Agent in its sole discretion."

                  4.6. Schedule 6.3 (Indebtedness) to the Master Lease Agreement as it refers to the letter of credit arrangement with Bank of America is deemed amended to provide that in no event shall Lessee or any Credit Party be entitled at any time to increase the face amount of any letter of credit issued for such Credit Party's account or obtain any new or additional letters of credit (nor increase the available amount under any letter of credit following any reduction in the currently outstanding letter of credit issued by Bank of America or the letter of credit contemplated in subsection 2(a) above) notwithstanding anything to the contrary contained in or implied by the Master Lease Agreement, including
Schedule 6.3 thereto.

                  4.7. Annex A to the Master Lease Agreement is hereby amended by adding the following definitions in alphabetical order:


                  "Consent and Amendment No.1" means that certain Consent and Amendment No.1 dated May 28, 2002.

                  "Duke" means Duke Realty Limited Partnership.

                  "Duke Closing Date" has the meaning given such term in Section
                  3.28 hereof.

                  "Duke Deed of Trust" means that certain Missouri Leasehold Deed of Trust, Security Agreement and Fixture Filing in favor of Duke in substantially the form annexed to the Consent and Amendment No.1 as Annex C.

                  "Duke Lease" means the lease of a building at #1 Brooks Center Drive, St. Louis, Missouri 63141 in substantially the form annexed to the Consent and Amendment No.1 as Annex A.

                  "Duke Note" means that certain $2,000,000 Promissory Note in favor of Duke in substantially the form annexed to the Consent and Amendment No.1 as Annex B.

                   "Duke Transaction" means, collectively, the execution of the Duke Note, the Duke Deed of Trust, the Duke Lease and the letter of credit and related documents.

                  "Duke Transaction Documents" has the meaning given such term in Section 3.28 hereof.


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


                  5. Post-Closing Condition.

                  5.1. Mortgage Documents. As soon as practicable, and in any event on or before June 7, 2001, Agent shall have received documentation evidencing a valid and perfected Lien on the Hazelwood Data Center, subject only to the lien granted under the Duke Deed of Trust, together with UCC fixture filings, mortgagee insurance certificate and policy, a reliance letter relating to the Phase 1 environmental report (including description of past usage acceptable to Agent), a copy of the recorded lease or recorded memorandum of lease, a notice letter to the landlord advising that Agent is a leasehold mortgagee, opinions of counsel, and a title report and title insurance, all satisfactory in form and substance to Agent and in recordable form as applicable.

                  5.2. Event of Default. In the event Agent shall not have received satisfactory evidence of the satisfaction of the condition set forth in
Section 5.1 above, an "Event of Default" shall be deemed to have occurred under the Master Lease Agreement and all rights and remedies of Section 8.2 of the Master Lease Agreement shall be available to Agent.

                  6. Reference to and Effect Upon the Master Lease Agreement and other Credit Documents.


                  6.1. Except for the specific consents and amendments provided for in Sections 2 and 4 above, the Master Lease Agreement and each other Credit Document shall remain in full force and effect in accordance with its terms and each is hereby ratified and confirmed.

                  6.2. The execution, delivery and effect of this Consent shall be limited precisely as written and shall not be deemed to (i) be a consent to any waiver of any term or condition (except for the specific consents in Section 2 above), or to any amendment or modification of any term or condition (except as amended in Section 4 above), of the Master Lease Agreement or any other Credit Document or (ii) prejudice any right, power or remedy which Agent or Lessors now have or may have in the future under or in connection with the Master Lease Agreement or any other Credit Document.

                  6.3. Nothing contained herein nor in any other communication between or among Agent, Lessors, Lessee or any other Credit Party shall be deemed to constitute or be construed as (i) a waiver or release of any of Agent's or Lessors' rights or remedies against Lessee, any other Credit Party or any other party to the Credit Documents or pursuant to applicable law, (ii) a course of dealing obligating Agent or Lessors to provide any accommodations, financial or otherwise, to Lessee or any other Credit Party at any time or (iii) a commitment or any agreement to make a commitment with respect to any possible waiver or other modification of the terms provided in the Master Lease Agreement or any other Credit Document.

                  7. Acknowledgment and Consent of Credit Parties. Each Credit Party hereby consents to this Consent and hereby confirms and agrees that (a) notwithstanding the effectiveness of this Consent, each other Credit Document to which it is a party is, and shall


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continue to be, in full force and effect and is hereby ratified and confirmed in all respects, and (b) the Collateral Documents to which such Credit Party is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations (in each case, as defined therein).

                  8. Counterparts. This Consent may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Consent by telecopier shall be as effective as delivery of a manually executed counterpart signature page to this Consent.

                  9. Costs and Expenses. As provided in Section 11.3 of the Master Lease Agreement, Lessee shall pay on demand the fees, costs and expenses incurred by Agent in connection with the preparation, execution and delivery of this Consent (including, without limitation, attorneys' fees).

                  10. GOVERNING LAW. THIS CONSENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NEW YORK.

                  11. Headings. Section headings in this Consent are included herein for convenience of reference only and shall not constitute a part of this Consent for any other purpose.


                            [Signature Pages Follow]


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                  IN WITNESS WHEREOF, this Consent has been duly executed as of the date first written above.

                                   LESSEE:

                                   SAVVIS COMMUNICATIONS
                                   CORPORATION, a Missouri corporation


                                   By:      /s/ Robert McCormick
                                       ---------------------------------------
                                   Name:             Robert McCormick
                                         -------------------------------------
                                   Title:            CEO
                                          ------------------------------------





                                   GENERAL ELECTRIC CAPITAL
                                   CORPORATION,

                                   as Agent and Lessor

                                   By:      /s/ Robert Wotten
                                       ---------------------------------------
                                            Duly Authorized Signatory


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


                  The following Persons are signatories to this Consent in their capacity as Credit Parties.

                                   SAVVIS COMMUNICATIONS
                                   CORPORATION, a Delaware corporation


                                    By:      /s/ Robert McCormick
                                        ----------------------------------------
                                    Name:        Robert McCormick
                                          --------------------------------------
                                    Title:       CEO
                                           -------------------------------------

                                    SAVVIS PROCUREMENT CORPORATION,

                                    a Delaware corporation

                                    By:      /s/ Robert McCormick
                                        ----------------------------------------
                                    Name:        Robert McCormick
                                          --------------------------------------
                                    Title:       CEO
                                           -------------------------------------



                                    SAVVIS COMMUNICATIONS
                                    INTERNATIONAL, INC. , a Delaware corporation

                                    By:      /s/ Robert McCormick
                                        ----------------------------------------
                                    Name:        Robert McCormick
                                          --------------------------------------
                                    Title:       CEO
                                           -------------------------------------



                                    GLOBAL NETWORK ASSETS, LLC,
                                    a Delaware limited liability company


                                           By:      /s/ Robert McCormick
                                               ---------------------------------
                                           Name:        Robert McCormick
                                                 -------------------------------
                                           Title:       CEO
                                                  ------------------------------


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